As filed with the Securities and Exchange Commission
                             on November 16, 1999
                                          Registration Statement No. 333-50499

                                    FORM S-8
                          POST-EFFECTIVE  AMENDMENT NO. 1
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              THE CIT GROUP, INC.

              (Exact name of registrant as specified in its charter)

     Delaware                                                     13-2994534

(State or other jurisdiction                                  (I.R.S. Employer
of incorporation or organization)                          Identification No.)

     1211 Avenue of the Americas, New York, New York                   10036

(Address of Principal Executive Offices)                            (Zip Code)

              THE CIT GROUP INC. LONG-TERM EQUITY COMPENSATION PLAN

                          (Full title of the plan)

                           Ernest D. Stein, Esq.
            Executive Vice President, General Counsel & Secretary
                              The CIT Group, Inc.
                         1211 Avenue of the Americas
                          New York, New York  10036

                    (Name and address of agent for service)


                                (212) 536-1390

            (Telephone number, including area code, of agent for service)

                             Please send copies to:
                                Andre Weiss, Esq.
                            Schulte Roth & Zabel LLP
                               900 Third Avenue
                            New York, New York  10022

                          CALCULATION OF REGISTRATION FEE

______________________________________________________________________________
                                       Proposed     Proposed
                            Amount      maximum      maximum      Amount of
  Title of securities        to be     offering     aggregate   registration
   to be registered       registered     price      offering        fee
                              (1)         per        price(2)
                                        share(2)
______________________________________________________________________________
 Common Stock,
 $.01 par value per       11,297,000   $22.69      $256,328,930     $71,259.44
 share

(1) Maximum number of shares authorized for issuance pursuant to the Long-Term Equity Compensation Plan (the "Plan") of The CIT Group, Inc. Also registered hereunder are such additional number of shares of Common Stock ("Common Stock"), presently undeterminable, as may be necessary to satisfy the antidilution provisions of the Plan.


(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act"), and based on the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on November 12, 1999.

             INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENT

          The CIT Group, Inc. (the "Registrant"), files this Registration Statement pursuant to Instruction E of Form S-8 and incorporates by reference the contents of the previous Registration Statement filed by the Registrant on Form S-8 (Registration No. 333-50499). The current registration of 11,297,000 shares of common stock will increase the number of shares registered for issuance under the Registrant's Long-Term Equity Compensation Plan to 23,800,000 shares.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.     Exhibits.

     The following is a complete list of exhibits filed as part of this Registration Statement:

Exhibit
Number
_______

  4 The CIT Group, Inc. Long-Term Equity Compensation Plan, as amended and restated as of October 26, 1999.

  5         Opinion of Schulte Roth & Zabel LLP.

23.1        Consent of KPMG LLP.

23.2        Consent of Ernst and Young LLP.

23.3        Consent of Schulte Roth & Zabel LLP (included in Exhibit 5).

 24         Powers of Attorney.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 12th day of November, 1999.

                                    THE CIT GROUP, INC.


                                    By: /s/ Ernest D. Stein
                                        ________________________________
                                        Ernest D. Stein
                                        Executive Vice President,
                                        General Counsel & Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on this 12th day of November, 1999.




                                                *By: /s/ Ernest D. Stein
                                                    __________________________
                                                    Ernest D. Stein
                                                    Attorney-in Fact

Signature and Title


/s/ Albert R. Gamper, Jr.*
______________________________
Albert R. Gamper, Jr.
President, Chief Executive Officer
and Director (principal executive officer)


/s/ Joseph M. Leone*
______________________________
Joseph M. Leone
Executive Vice President and
Chief Financial Officer
(principal financial and accounting officer)


/s/ Daniel P. Amos*
______________________________
Daniel P. Amos
Director


/s/ Anthea Disney*
______________________________
Anthea Disney
Director


/s/ Takasuke Kaneko*
______________________________
Takasuke Kaneko
Director


/s/ Hisao Kobayashi*
______________________________
Hisao Kobayashi
Director


/s/ William M. O'Grady*
______________________________
William M. O'Grady
Director



/s/ Joseph A. Pollicino*
______________________________
Joseph A. Pollicino
Director


/s/ Paul N. Roth*
______________________________
Paul N. Roth
Director

/s/ Peter J. Tobin*
______________________________
Peter J. Tobin
Director


/s/ Tohru Tonoike*
______________________________
Tohru Tonoike
Director


/s/ Keiji Torii*
______________________________
Keiji Torii
Director


/s/ Alan F. White*
______________________________
Alan F. White
Director


     Original powers of attorney authorizing Albert R. Gamper, Jr., Ernest D. Stein, and Anne Beroza and each of them to sign this Registration Statement and amendments hereto on behalf of the directors and officers of the Registrant indicated above are held by the Registrant and available for examination pursuant to Item 302(b) of Regulation S-T.


     Pursuant to the requirements of the Securities Act of 1933, the Company's Employee Benefit Plans Committee, as administrator of the Company's Long-Term Equity Compensation Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 12th day of November, 1999.


                                   THE CIT GROUP, INC.
                                   LONG-TERM EQUITY COMPENSATION PLAN


                                   By:  /s/ Daniel P. Amos
                                      _____________________________
                                       Name:   Daniel P. Amos
                                       Title:  Chairman of the Compensation
                                               Committee, as Plan
                                               Administrator

                                 EXHIBIT INDEX

Exhibit
Number     Exhibit
_______    _______

   4 The CIT Group, Inc. Long-Term Equity Compensation Plan, amended and restated as of October 26, 1999.

   5        Opinion of Schulte Roth & Zabel LLP.

 23.1       Consent of KPMG LLP.

 23.2       Consent of Ernst and Young LLP.

 23.3       Consent of Schulte Roth & Zabel LLP (included in Exhibit 5).

  24        Powers of Attorney.

                                                                   EXHIBIT 4

                            The CIT Group, Inc.
                   Long-Term Equity Compensation Plan
                            Amended and Restated
                           as of October 26, 1999


            Article 1.    Establishment, Objectives, and Duration

            1.1. Establishment of the Plan. The CIT Group, Inc., a Delaware corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as "The CIT Group, Inc. Long-Term Equity Compensation Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Annual Incentive Awards, Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares and Performance Units.

            The Plan became effective as of November 1, 1997 (the "Effective Date"). The Plan has been amended and restated as of October 26, 1999 with respect to awards made on or after such date and shall remain in effect as provided in Section 1.3 hereof.

            1.2. Objectives of the Plan. The objectives of the Plan are to optimize the profitability and growth of the Company through incentives which are consistent with the Company's goals and which link the personal interests of Participants to those of the Company's stockholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants.

            The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company's success and to allow Participants to share in the success of the Company.

            1.3. Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Compensation Committee of the Board of Directors of the Company to amend or terminate the Plan at any time pursuant to Article 14 hereof, until all Awards granted hereunder are satisfied by the issuance of Shares and/or the payment of cash. However, in no event may an Award be granted under the Plan on or after the tenth anniversary of the Effective Date.

            Article 2.    Definitions

            Except where the context otherwise indicates, any masculine term used herein shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

            Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

            2.1. "Annual Incentive Award" means annual incentive compensation awarded under Article 6.

            2.2. "Award" means, individually or collectively, a grant under this Plan of Annual Incentive Awards, Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares or Performance Units.

            2.3. "Award Agreement" means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to an Award.

            2.4. "Beneficial Owner" or "Beneficial Ownership" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

            2.5.	"Board" or "Board of Directors" means the board of directors of the Company.

            2.6.	"Change of Control"

                (a) Any Person becomes the Beneficial Owner, directly or indirectly, of securities representing a majority of the combined voting power of the Company's then outstanding securities generally entitled to vote for the election of Directors;

                (b) As a result of a cash tender offer, merger or other business combination, sales of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were Directors of the Company immediately before the Transaction shall cease to constitute a majority of the Board of the Company or of any successor to the Company.
            Notwithstanding the foregoing, the Company's initial public offering shall not constitute a Change of Control for the purposes of this Plan.

            2.7. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            2.8. "Committee" means the Compensation Committee of the Board or such other Committee appointed by the Board pursuant to Section 3.1 to administer the Plan with respect to grants of Awards.

            2.9. "Company" means The CIT Group, Inc., a Delaware corporation, and any successor thereto, or any Subsidiary, division or affiliate thereof.

            2.10. "Covered Employee" means any Participant who is designated by the Committee prior to the date that the Committee establishes the Performance Targets for a Plan Year, to be a "covered employee" within the meaning of Code Section 162(m).

            2.11. "Director" means any individual who is a member of the Board of Directors.

            2.12. "Disability" means a physical or mental impairment sufficient to make an individual eligible for benefits under the Company's Long-Term Disability Plan.

            2.13. "Effective Date" shall have the meaning ascribed to such term in Section 1.1 hereof.

            2.14. "Employee" means any individual who is an employee of the Company or any Subsidiary.

            2.15. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto.

            2.16. "Fair Market Value" means the closing sale price at which Shares were sold regular way on the relevant date on the principal securities exchange on which Shares were traded on such date or, if there was no sale on the relevant date, then on the last previous day on which there was such a sale; provided that "Fair Market Value" for any Awards made concurrent with or contingent upon the consummation of the initial public offering of Shares in 1997 means the initial public offering price of Shares covered by such initial public offering.

            2.17. "Freestanding SAR" means an SAR that is granted independently of any Options, as described in Article 8 herein.

            2.18. "Incentive Stock Option" or "ISO" means an option to purchase Shares granted under Article 7 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code
Section 422.

            2.19. "Insider" shall mean an individual who is, on the relevant date, an officer, Director or Beneficial Owner of ten percent (10%) or more of any class of the Company's equity securities that is registered pursuant to
Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act and the General Rules and Regulations promulgated thereunder.

            2.20. "Nonemployee Director" means a Director who is not an Employee of the Company or any Subsidiary or of The Dai-Ichi Kangyo Bank, Limited or any of its direct or indirect subsidiaries.

            2.21. "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares granted under Article 7 herein which is not intended to be treated as an "incentive stock option" under Code Section 422.

            2.22. "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

            2.23. "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.

            2.24. "Participant" means an Employee or Director designated by the Committee to participate in the Plan.

            2.25. "Performance Share" means an Award granted to a Participant, as described in Article 10 herein.

            2.26. "Performance Target" means a Company goal which shall be equal to a desired level or levels for any Plan Year or Plan Years of any or a combination of the following criteria on an absolute or relative basis and, where applicable, measured before or after interest, depreciation, amortization, service fees, extraordinary items and/or special items: (i) pre-tax earnings, (ii) operating earnings, (iii) after-tax earnings, (iv) return on investment, (v) earned value added, (vi) earnings per share, (vii) revenues, (viii) cash flow or cash flow on investment, (ix) return on assets or return on net assets, (x) return on capital, (xi) return on equity, (xii) return on sales, (xiii) operating margin, (xiv) total shareholder return or stock price appreciation or (xv) net income, in each case determined in accordance with generally accepted accounting principles (subject to modifications approved by the Committee) consistently applied for the Company on a divisional, subsidiary or consolidated basis or any combination thereof.

            2.27. "Performance Unit" means an Award granted to a Participant, as described in Article 10 herein.

            2.28. "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of a Performance Target, if applicable, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 9 herein.

            2.29.   "Person" shall have the meaning ascribed to such term in
Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as described in Section 13(d) thereof.

            2.30. "Plan" means The CIT Group, Inc. Long-Term Equity Compensation Plan.

            2.31.   "Plan Year" means the fiscal year of the Company.

            2.32. "Restricted Stock" means an Award of Shares granted to a Participant pursuant to Article 9 herein.

            2.33. "Retirement" shall have the meaning ascribed to such term in The CIT Group, Inc. Retirement Plan.

            2.34. "Shares" means the shares of Class A common stock of the Company par value $.01 per Share.

            2.35. "Stock Appreciation Right" or "SAR" means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 8 herein. An SAR may be either a Freestanding SAR or a Tandem SAR.

            2.36. "Subsidiary" means any corporation, partnership, joint venture, or other entity which is consolidated with the Company for financial reporting purposes, provided that for ISOs, "Subsidiary" has the meaning set forth in Code Section 422.

            2.37. "Tandem SAR" means an SAR that is granted in connection with a related Option pursuant to Article 8 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

            Article 3.    Administration

            3.1. The Administrator. The Plan shall be administered by the Committee.

            3.2. Authority of the Administrator. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions of the Plan, the Committee shall have full power and authority, in its sole discretion, to (a) select Participants from among all eligible Employees and Directors and determine the nature, amount, terms and conditions of Awards in a manner consistent with the Plan; (b) make Awards to Participants; (c) construe and interpret the Plan and any agreement or instrument entered into under the Plan; (d) adopt, amend, waive or rescind such rules and regulations as the Committee may deem appropriate for the proper administration or operation of the Plan; (e) subject to the provisions of Article 14, amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan; and (f) make all other determinations and take all other actions as may be necessary, appropriate or advisable for the administration or operation of the Plan. As permitted by law and to the extent permitted by Code Section 162(m), the Committee may delegate to any individual or committee (including a Committee of Nonemployee Directors, to the extent that the Committee shall not be so constituted) its authority, or any part thereof, as it deems necessary, appropriate or advisable for proper administration or operation of the Plan.

            3.3. Determination of Performance Target. The Committee shall adopt in writing each year, within 90 days of such year, the applicable Performance Target that must be achieved in order to receive Annual Incentive Awards, Shares of Restricted Stock (if applicable) or Performance Units and Performance Shares under the Plan.

            3.4. Decisions Binding. All determinations, interpretations, decisions or other actions made or taken by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding for all purposes and upon all persons, including without limitation the Company, its stockholders, Directors, Employees, Participants, and Participants' estates and beneficiaries.

            Article 4.    Shares Subject to the Plan and Maximum Awards

            4.1. Number of Shares Available for Grants. Subject to adjustment as provided in this Section 4.1 and Section 4.3 herein, the maximum number of Shares with respect to which Awards may be granted to Participants under the Plan shall be 23.8 million of the Company's total outstanding shares of all classes of common stock of the Company, plus (i) the number of Shares pursuant to options that are not granted to participants or are canceled, terminate, expire or lapse for any reason without the issuance of Shares or payment in respect thereof under the terms of The CIT Group, Inc. Transition Option Plan (the "Transition Option Plan"), reduced by (ii) the number of Shares granted pursuant to options under the Transition Option Plan in excess of 5.1 million, if any. Shares issued under the Plan may be either authorized but unissued Shares, treasury Shares or any combination thereof.

            4.2. Lapsed Awards. If any Award granted under this Plan is canceled, terminates, expires, or lapses for any reason without the issuance of Shares or payment in respect thereof (with the exceptions of the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem
SAR), any Shares subject to such Award again shall be available for the grant of an Award under the Plan to the fullest extent permitted under Rule 16b-3 of the Exchange Act and Sections 422 and 162(m) of the Code.

            4.3. Adjustments in Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, stock dividend or combination of shares or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368), or any partial or complete liquidation of the Company, an adjustment shall be made in the number and class of Shares which may be delivered under Section 4.1, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and in the Awards limits set forth in subsections 4.4 (a), (b), (c), (d) and (e) as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights, provided, however, that the number of Shares subject to any Award shall always be a whole number.

            4.4. Maximum Awards. The following rules shall apply to grants of such Awards under the Plan:

            (a) Annual Incentive Awards: The Annual Incentive Award pool for each Plan Year for Covered Employees shall be the sum of (i) 3% of the consolidated pre-tax earnings of the Company (the

            "Annual Pool") and (ii) an amount not to exceed $2 million of the remaining portion of the preceding Plan Year's Annual Pool, if any, that was not paid to Covered Employees in the preceding Plan Year ((the "Carryover Amount"), together (the "Total Pool")). The maximum aggregate payout with respect to Annual Incentive Awards granted in any one Plan Year to any one Covered Employee shall not exceed (i) 30% of the Annual Pool plus (ii) one half of the Carryover Amount and in no event shall Covered Employees, as a group, receive Annual Incentive Awards in excess of 100% of the Total Pool for a Plan Year. If such 100% limitation is exceeded, each Covered Employee's Annual Incentive Award shall be reduced pro rata.

            (b) Stock Options: The maximum aggregate number of Shares that may be granted in the form of Stock Options, pursuant to any Award granted in any one Plan Year to any one single Participant shall be 100% of the maximum number of Shares provided under Section 4.1.

            (c) SARs: The maximum aggregate number of Shares that may be granted in the form of Stock Appreciation Rights, pursuant to any Award granted in any one Plan Year to any one single Participant shall be 100% of the maximum number of Shares provided under
            Section 4.1.

            (d) Restricted Stock: The maximum aggregate grant with respect to Awards of Restricted Stock granted in any one Plan Year to any one Participant shall be 100% of the maximum number of Shares provided under Section 4.1.

            (e) Performance Shares/Performance Units: The maximum aggregate grant with respect to Awards of Performance Shares or Performance Units granted in any one Plan Year to any one Participant shall be 100% of the maximum number of Shares provided under Section 4.1.

            Article 5.    Eligibility and Participation

            5.1. Eligibility. Persons eligible to participate in this Plan include Directors and all Employees of the Company and its Subsidiaries, including Employees who are members of the Board.

            5.2. Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees and Directors, those to whom Awards shall be granted and shall determine the nature, amount and terms and conditions of each Award.

            Article 6.    Annual Incentive Awards

            6.1. General. Subject to the provisions of the Plan, the Committee may grant Annual Incentive Awards to Participants at any time and from time to time in such amount and upon such terms and conditions as the Committee may determine.

            6.2. Determination of Annual Incentive Awards. The Committee shall determine the Annual Incentive Award, if any, subject to the attainment of the Performance Target and the maximum Annual Incentive Award limit specified in Section 4.4, payable to each Participant. As soon as practicable after the close of each Plan Year, the Committee shall determine with respect to each Participant whether and the extent to which any applicable Performance Targets were attained or exceeded.

            6.3. Payment of Annual Incentive Awards. Annual Incentive Awards shall be payable to Participants at such time(s) and in cash or in Shares of equivalent value or in some combination thereof, as the Committee shall determine.

           6.4.   Termination of Employment with the Company.

                  (a)   Subject to Section 6.5(b) hereto and the provisions of
                  Article 13, if a Participant's employment with the Company is terminated prior to the payment by the Company of an Annual Incentive Award for any Plan Year, such Award shall be forfeited and shall not be payable to the Participant.

                 (b)	In the event of the Participant's death, Disability or
                 Retirement in the Plan Year, the Committee may grant and authorize payment of an Award for such Plan Year to the Participant or, in the event of death, the Participant's beneficiary as designated under Article 11 hereto, in such amount as the Committee in its discretion deems appropriate.

            6.5. Nontransferability of Annual Incentive Award. No right to an Annual Incentive Award may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

            6.6. Adjustment. If any Performance Target or other criterion upon which Annual Incentive Awards for any Plan Year or Plan Years is based shall have been affected by special factors (including material changes in accounting policies or practices, material acquisitions or dispositions of property, or other unusual or unplanned items) which in the Committee's judgment should or should not be taken into account, in whole or in part, in the equitable administration of the Plan, the Committee may, for any purpose of the Plan, adjust the Performance Target or criterion for such Plan Year or Plan Years (and subsequent Plan Years, as appropriate) and make credits, payments and reductions accordingly under the Plan; provided, however, that the Committee shall not have the authority to make any such adjustments with respect to Annual Incentive Awards paid to any Participant who is at such time a Covered Employee.

            Article 7.    Stock Options

            7.1. Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the

Committee, provided however, in the case of ISOs, the aggregate Fair Market Value (determined at the time the ISO is granted) of the Shares with respect to which ISOs are exercisable for the first time by any optionee during any calendar year (under all plans of the Company and any Subsidiary) shall not exceed $100,000.

            7.2. Award Agreement. Each Option granted shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Code
Section 422, or an NQSO whose grant is intended not to fall under the provisions of Code Section 422.

            7.3. Option Price. The Option Price for each grant of an Option under this Plan shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted except that (i) initial grants of NQSOs made under the Plan concurrent with or contingent upon the consummation of the initial public offering of Shares in 1997 may be granted with an exercise price equal to the initial public offering price of Shares covered by such initial public offering and (ii) and in the case of an ISO granted to a Participant owning (actually or constructively under Code
Section 424(d)) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of a Subsidiary, the Option Price shall not be less than one hundred and ten percent (110%) of the Fair Market Value of the Shares on the date of grant.

            7.4. Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant and no ISO granted to a five percent (5%) shareholder of the Company shall be exercisable later than the fifth anniversary of the date of grant.

            7.5. Exercise of Options. Options granted under this Article 7 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each Award or for each Participant.

            7.6. Payment. Options granted under this Article 7 shall be exercised by the delivery of notice of exercise to the Company or its designee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

            The Option Price upon exercise of any Option shall be payable to the Company or its designee in full either (a) in cash or its equivalent, or
(b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), or
(c) by a combination of (a) and (b).

            The Committee also may allow cashless exercise as permitted under the Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

            Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s); provided, however, that if the Committee permits cashless exercise of Options, a Participant may elect to receive the cash proceeds from the cashless exercise in lieu of Shares.

            7.7. Restrictions on Share Transferability. The Committee may impose such restrictions on the transfer of any Shares acquired pursuant to the exercise of an Option granted under this Article 7 as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

            7.8. Termination of Employment with the Company. Subject to the provisions of Article 13, each Participant's Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment with the Company or any Subsidiary. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 7, and may reflect distinctions based on the reasons for termination of employment with the Company.

            7.9.   Nontransferability of Options.

            (a) Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or in the event of the Participant's legal incapacity, the Participant's legal guardian or representative.

            (b) Nonqualified Stock Options. Except as otherwise provided in a Participant's Award Agreement, no NQSO granted under this
            Article 7 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided, however, Participants who are executive officers of the Company, may in the Committee's sole discretion, transfer a NQSO to a member of such Participant's immediate family or to a trust for the benefit of such Participant's immediate family pursuant to the provisions of Revenue Ruling 98-21. Further, except as otherwise provided in a Participant's Award Agreement or with respect to the immediate family member or trust established for the immediate family of an executive officer of the Company, as determined by the Committee, in its sole discretion, all NQSOs granted to a Participant under this Article 7 shall be exercisable during his or her lifetime only by such Participant or in the event of the Participant's legal incapacity, the Participant's legal guardian or representative.

            Article 8.   Stock Appreciation Rights.

            8.1. Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR.

            The Committee shall have complete discretion in determining the number of SARs granted to each Participant; and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

            The grant price of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option.

            8.2. Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

            Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO;
(ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

            8.3. Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

            8.4. SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

            8.5. Term of SARs. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

            8.6. Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

            (a) The difference between the Fair Market Value of a Share on the date of exercise over the grant price by

            (b)	The number of Shares with respect to which the SAR is
            exercised.

            At the discretion of a Participant, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof, subject to the availability of Shares to the Company.

            8.7. Rule 16b-3 Requirements. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on exercise of an SAR (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of any exemption from the liability provisions of Section 16 of the Exchange Act (or any successor rule).

            8.8. Termination of Employment with the Company. Subject to the provisions of Article 13, each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment with the Company or a Subsidiary. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with a Participant, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment with the Company.

            8.9. Nontransferability of SARs. Except as otherwise provided in a Participant's Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or in the event of the Participant's legal incapacity, the Participant's legal guardian or representative.

            Article 9.    Restricted Stock

            9.1. Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine upon the attainment of the Performance Target, if applicable. As soon as practicable after the close of each Plan Year, the Committee shall determine with respect to each Participant whether and the extent to which any applicable Performance Targets were attained or exceeded.

            9.2. Restricted Stock Agreement. Each Restricted Stock Award shall be evidenced by a Restricted Stock Award Agreement that shall specify the restrictions, including restrictions creating a substantial risk of forfeiture, the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and as such other provisions as the Committee shall determine. Restrictions on Restricted Stock shall lapse at such time(s) and in such manner and subject to such conditions as the Committee shall in each instance determine, which need not be the same for each Award or for each Participant.

            9.3. Transferability. Except as provided in this Article 9, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant, or in the event of the Participant's legal incapacity, to the Participant's legal guardian or representative.

            9.4. Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, time-based restrictions on vesting following the attainment of the Performance Target, if applicable, and/or restrictions under applicable Federal or state securities laws.

            The Company or its designee shall retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

            Except as otherwise provided in this Article 9, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

            9.5. Voting Rights. During the Period of Restriction, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

            9.6. Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. In the event that any dividend constitutes a "derivative security" within the meaning of Rule 16a-1 of the General Rules and Regulations promulgated under the

Exchange Act or an "equity security" within the meaning of Section 3(a)(11) of the Exchange Act, such dividend shall be subject to a period of restriction equal to the remaining Period of Restriction applicable to the Restricted Stock with respect to which the dividend has been paid.

            9.7. Termination of Employment with the Company. Subject to the provisions of Article 13, each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Restricted Shares following termination of the Participant's employment with the Company or any Subsidiary. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment with the Company.

            Article 10.    Performance Units and Performance Shares.

            10.1. Grant of Performance Units/Shares. Subject to the terms of the Plan, Performance Units and/or Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee upon the attainment of the Performance Target. Each Award of Performance Shares and/or Performance Units shall be evidenced by an Award Agreement that shall specify the initial value of such Performance Shares and/or Performance Units, the Performance Target which payment of such Performance Shares and/or Performance Units depends, the time period during which the Performance Target must be met (the "Performance Period"), the number of Performance Shares and/or Performance Units awarded and such other terms and conditions as the Committee may determine.

            10.2. Value of Performance Units/Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant.

            10.3. Earning of Performance Units/Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive payout on the number and value of Performance Units/Shares earned by the Participant over the Performance Period, to be determined, as a function of the extent to which the corresponding Performance Target has been achieved. As soon as practicable after the close of each Plan Year, the Committee shall determine with respect to each Participant whether and the extent to which any applicable Performance Targets were attained or exceeded.

            10.4. Payment of Performance Shares/Units. As soon as practicable after the end of a Performance Period, if the applicable Performance Target for that Performance Period have been achieved, the Company shall deliver to a Participant payment for such Participant's Performance Shares and/or Performance Units in an amount determined, as specified in such Participant's Performance Share and/or Unit Award Agreement, on the last day of the Performance Period by reference to the achievement of the applicable Performance Target. The Committee may permit a Participant to elect payment of the aggregate value of such Participant's Performance Shares and/or Performance Units in cash or in Shares of equivalent value or in some combination thereof, subject to the availability of Shares to the Company.
If, and to the extent that, dividends with respect to Shares are declared or paid during the Performance Period, the Committee may direct payment of dividend equivalents to a Participant in an amount equal to the dividends that such Participant would receive or have received if such Participant's Performance Shares were Shares; provided, however, that such dividend equivalents shall be subject to the same restrictions as apply to dividends payable with respect to Restricted Stock pursuant to Section 9.4.

            10.5.   Termination of Employment with the Company.   Subject to
the provisions of Article 13, each Participant's Performance Share and/or Unit Award Agreement shall set forth if, and the extent to which, the Participant shall have the right to receive payment of Performance Shares and/or Performance Units following termination of the Participant's employment with the Company or any Subsidiary. Such terms and conditions shall be determined in the sole discretion of the Committee, need not be uniform among all Performance Share and/or Performance Unit Awards and may reflect distinctions based on the reasons for termination of employment with the Company.

            10.6. Nontransferability. Except as otherwise provided in a Participant's Award Agreement, Performance Units/Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant or, in the event of the Participant's legal incapacity, the Participant's legal representative.

            Article 11.    Beneficiary Designation

            The beneficiary or beneficiaries of the Participant to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit shall be determined under the Company's Group Life Insurance Plan. A Participant under the Plan may, from time to time, name any beneficiary or beneficiaries to receive any benefit in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, including the beneficiary designated under the Company's Group Life Insurance Plan, and will be effective only when filed by the Participant in writing (in such form or manner as may be prescribed by the Committee) with the Company during the Participant's lifetime. In the absence of a valid designation under the Company's Group Life Insurance Plan or otherwise, if no validly designated beneficiary survives the Participant or if each surviving validly designated beneficiary is legally impaired or prohibited from taking, the Participant's beneficiary shall be the Participant's estate.

            Article 12.   Deferrals

            The Committee may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Units/Shares. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

            Article 13. Termination of Employment with the Company After a Change of Control

            13.1. Treatment of Outstanding Awards. If a Participant's employment with the Company is terminated by the Company, or, if applicable, a Subsidiary, or a successor to the Company or a Subsidiary, on or after a Change of Control and prior to the first anniversary of such Change of
Control:

            (a) Any and all SARs and Options granted hereunder, other than Options granted in consideration of the termination of The CIT Group, Inc. Career Incentive Plan (the "CIT Career Incentive Plan") or granted in consideration of The CIT Group, Inc. Initial Public Offering (the "CIT Initial Public Offering"), shall become immediately exercisable, and shall remain exercisable throughout their entire term;

            (b) Any Period of Restriction and restrictions imposed on Restricted Stock, other than Restricted Stock granted in consideration of the termination of the CIT Career Incentive Plan or granted in consideration of the CIT Initial Public Offering, shall lapse; and

            (c) The Performance Target with respect to all outstanding Awards of Annual Incentive Awards, Restricted Stock, Performance Units and Performance Shares shall be deemed to have been attained as of the date of the Participant's termination of employment with the Company. The vesting of all Awards denominated in Shares shall be accelerated as of the date of the Participant's termination of employment with the Company.

            13.2. Treatment of Options and Restricted Stock Granted in Consideration of the Termination of the CIT Career Incentive Plan or Granted in Consideration of the CIT Initial Public Offering. If a Participant's employment with the Company is terminated by the Company, or, if applicable, a Subsidiary, or a successor to the Company or a Subsidiary, on or after a Change of Control and prior to the fifth anniversary of the Effective Date:

            (a) All Options granted in consideration of the termination of the CIT Career Incentive Plan or granted in consideration of the CIT Initial Public Offering held by the Participant, if any, shall become immediately exercisable and shall remain exercisable throughout their entire term; and

            (b) Any Period of Restriction and all restrictions imposed on Restricted Stock granted in consideration of the termination of the CIT Career Incentive Plan or granted in consideration of the CIT Initial Public Offering, if any, shall lapse.

            13.3. Discretionary Vesting upon a Change of Control. Notwithstanding the provisions of Section 13.1 and Section 13.2 of the Plan, the Board may, in its sole discretion, prior to the date of a Change of Control, accelerate the vesting of any Award granted to a Participant under the Plan upon a Change of Control.

            13.4. Termination, Amendment, and Modifications of Change of Control Provisions. Notwithstanding any other provision of this Plan or any Award Agreement provision, the provisions of this Article 13 may not be terminated, amended, or modified on or after the date of Change of Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant's outstanding Awards; provided, however, the Board of Directors, upon recommendation of the Committee, may terminate, amend or modify this Article 13 at any time and from time to time prior to the date of a Change of Control.

            Article 14.    Amendment, Adjustment, and Termination.

            14.1. Amendment and Termination. Subject to Section 14.3, the Committee may at any time, and from time to time, in its sole discretion alter, amend, suspend or terminate the Plan in whole or in part for any reason or for no reason; provided, however, that no amendment or other action that requires stockholder approval in order for the Plan to continue to comply with applicable law shall be effective unless such amendment or other action shall be approved by the requisite vote of stockholders of the Company entitled to vote thereon.

            14.2. Adjustment of Awards. Subject to Section 14.3, the Committee may make adjustments to Awards and in the terms and conditions of, and the criteria included in, Award Agreements in recognition of (a) unusual or nonrecurring events (including, without limitation, the events described in Section 4.3) affecting the Company or the financial statements of the Company, and/or (b) changes in applicable laws, regulations or accounting principles whenever the Committee determines that such adjustments are appropriate.

            14.3. Awards Previously Granted. No alteration, amendment, suspension or termination of the Plan shall adversely affect in any material way any Award previously made under the Plan without the written consent of the affected Participant; provided, however, that the Committee may modify, without a Participant's consent, any Award previously made to a Participant who is a foreign national or employed outside the United States to recognize differences in local law, tax policy or custom.

            14.4. Compliance with Code Section 162(m). At all times when Code Section 162(m) is applicable, all Awards granted under this Plan shall comply with the requirements of Code Section 162(m); provided, however, that in the event the Committee determines that such compliance is not desired with respect to any Award of Restricted Stock, compliance with Code Section 162(m) will not be required. In addition, in the event that changes are made to Code
Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this Article 14, make any adjustments it deems appropriate.

            Article 15    Withholding.

            15.1. Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

            15.2. Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the statutory total tax (using the Federal Supplemental wage rate, and state or local equivalent as well as any FICA or Medicare taxes) which could be imposed on the transaction. All such elections shall be irrevocable, made in such form as the Committee shall designate, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

            Article 16.    Successors.

            All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

            Article 17.    Legal Construction.

            17.1. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

            17.2. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

            17.3. Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

            17.4. Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

            17.5. Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the state of New York.

            17.6. Special Compensation. Except as otherwise required by law or as specifically provided in any plan or program maintained by the Company, no payment under the Plan shall be included or taken into account in determining any benefit under any pension, thrift, profit sharing, group insurance, or other benefit plan maintained by the Company.

            17.7. Incompetent Payee. If the Committee shall find that any individual to whom any amount is payable under the Plan is found by a court of competent jurisdiction to be unable to care for his affairs because of illness or accident, or is a minor, or has died, then the payment due him or his estate (unless a prior claim thereof has been made by a duly appointed legal representative) may, if the Committee so elects, be paid to his spouse, a child, a relative, an institution maintaining or having custody of such individual, or any other individual deemed by the Committee to be a proper recipient on behalf of such individual otherwise entitled to payment. Any such payment shall constitute a complete discharge of all liability of the Plan thereof.

            17.8. Plan Not an Employment Contract. This Plan is not and shall not be deemed to constitute a contract of employment between the Company and any Employee or other individual, nor shall anything herein contained be deemed to give any Employee or other individual any right to be retained in his employer's employ or to in any way limit or restrict his employer's right or power to discharge any Employee or other individual at any time and to treat such Employee without any regard to the effect which such treatment might have upon him as a Participant of the Plan.